Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-60003 of Westamerica
Bancorporation on Form S-8 of our report dated January 24, 1997 (relating to the consolidated financial statements of ValliCorp Holdings, Inc. and subsidiaries not presented separately herein) appearing in the Annual Report on Form
10-K of Westamerica Bancorporation for the year ended
December 31, 1998.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


Fresno, California
March 26, 1999